Exhibit 3.7


                   BY-LAWS OF GTECH LATIN AMERICA CORPORATION

                            (a Delaware corporation)

     Section 1. MEETINGS OF STOCKHOLDERS

     Section 1.01 Place, Date, and Time of Meeting. Meetings of the stockholders of the Corporation shall be held at such place, date and time as may be fixed by the Board of Directors. If no place is so fixed they shall be held at the office of the Corporation in Providence, Rhode Island.

     Section  1.02  Annual  and  Special   Meetings.   The  annual   meeting  of
stockholders for the election of directors and the transaction of any other business which may be brought before the meeting shall, unless the Board of Directors shall determine otherwise, be held at 10:00 A.M. on the first Tuesday in May in each year, if not a legal holiday under the laws of Rhode Island and, if a legal holiday, then on the next secular day following.

     Special Meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President or Secretary at the request in writing of a majority of the Board of Directors. Any such request shall state the purpose or purposes of the proposed meeting.

     Section 1.03 Notice of Meeting. Notice of all meetings of stockholders shall be given to each stockholder of record entitled to vote at the meeting at least ten days prior to the day named for the meeting unless a greater period of notice is by law required in a particular case.

     Section 1.04 Organization. At every meeting of the stockholders the Chairman, or in his absence the President, or in his absence a Vice President, or in the absence of the Chairman, the President, and all the Vice Presidents, a chairman chosen by the stockholders, shall act as chairman; and the Secretary, or in his absence a person appointed by the chairman, shall act as Secretary.

     Section 1.05 Quorum; Voting. Except as otherwise specified herein or in the Certificate of Incorporation or provided by law, (a) a quorum shall consist of the holders of a majority of the stock issued and outstanding and entitled to vote, and (b) when a quorum is present all matters shall be decided by the vote of the holders of a majority of the stock having voting power present in person or by proxy.

     In each election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected in such election, shall be elected.

     Section 1.06 Procedure for Nomination of Candidates for Director. (a) No person shall be eligible for election as a director at a meeting of stockholders unless he has been duly nominated in accordance with the procedure specified in paragraph (b) of this section.

          (b) The chairman shall announce at the meeting of stockholders the number of directors to be elected at the meeting, shall declare that the nominations of candidates for election as director are open and shall call for nominations from the floor. Nominations may be made by any stockholder of the Corporation or his proxy who is present at the meeting in person. Nominations need not be seconded. After nominations have been made the chairman shall, on motion, declare the nominations closed and thereafter no further nominations may be made.

     Section 1.07 Participation in Meetings. One or more stockholders may participate in a meeting of the stockholders by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

     Section 2. DIRECTORS

     Section 2.01 Number and Term of Office. The number of directors of the Corporation shall be two or such greater number, not to exceed nine, as shall be designated from time to time by standing resolution of the Board of Directors. Each director shall be elected for the term of one year or until the next annual Stockholders meeting and shall serve until his successor is elected and qualified or until his earlier death, resignation or removal.

     Section 2.02 Resignations. Any director may resign at any time by giving written notice to the Board of Directors, to the Chairman, the President, or to the Secretary. Such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Any vacancy in the Board of Directors resulting from death, resignation, increase in the authorized number of directors in the office or otherwise, may be filled for the unexpired term by a majority vote of the remaining directors in office, although less than a quorum.

     Section 2.03 Annual Meeting. As promptly as practicable after each annual election of directors, the Board of Directors shall meet for the purpose of organization, election of officers and the transaction of other business at the place where such election of directors was held. Notice of such meeting need not be given. In the absence of a quorum at said meeting, the same may be held at any other time and place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

     Section 2.04 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

     Section 2.05 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, the President, by a Vice President, or by two or more of the directors, and shall be held at such time and place as shall be designated in the call for the meeting.

     Notice of each special meeting shall be given by mail, courier, telegram, telex, telephone or orally, by or at the direction of the person or persons authorized to call such meeting, to each director, prior to the meeting.

     Section 2.06 Organization. Every meeting of the Board of Directors shall be presided over by the Chairman of the Board, if one has been selected and is present, and, if not, the President, or in the absence of the Chairman of the Board and the President, a Vice President, or in the absence of the Chairman of the Board, the President, and all the Vice Presidents, a chairman chosen by a majority of the directors present. The Secretary, or in his absence, a person appointed by the Chairman, shall act as secretary.

     Section 2.07 Participation in Meetings. One or more directors may participate in a meeting of the Board of Directors or a committee of the Board by means of conference telephone or similar communications equipment by which all person participating in the meeting can hear each other.

     Section 2.08 Quorum; Voting. One-third of the total number of directors shall constitute a quorum for the transaction of business by the Board of Directors, and one-third of the total number of directors who are members of any committee designated under Section 2.09 hereof shall constitute a quorum for the transaction of business by said Committee. The vote of a majority of the directors present at any meeting of the Board of Directors or of any aforesaid committee at which there is a quorum shall be the act of the Board of Directors or said committee, as the case may be, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If quorum shall not be present at any meeting of the Board of Directors or of a aforesaid committee, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 2.09 Committees. The Board of Directors may, by resolution passed by the entire Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in the resolution and permitted by law, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     Section 2.10 Compensation of Directors. Each director shall be entitled to receive such compensation, if any, as may from time to time be fixed by the Board of Directors. Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in attending meetings or the Board or any committee thereof of which they are members or otherwise incurred in the performance of their duties as directors.

     Section 3. OFFICERS.

     Section 3.01 Number and Qualifications. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, Secretary, a Treasurer, and such other officers as may be elected or appointed in accordance with the provisions of Section 3.02 herein. One person may hold more than one office. Officers shall be natural persons of full age.

     Section 3.02 Additional Officers and Agents. The Board of Directors may, from time to time, elect such other officers and appoint such other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these Buy-Laws, or as the Board may, from time to time, determine. The Board also may delegate to any officer the power to appoint and remove subordinate officers and to, retain, appoint and remove other agents, and to prescribe the authority, term of office and duties of such subordinate officers and other agents.

     Section 3.03 Election and Term of Office. The officers of the Corporation, except those appointed by delegated authority pursuant to Section 3.02 herein, shall be elected by the Board of Directors at its annual meeting, but the Board may elect officers or fill vacancies among the officers at any other meeting. Subject to earlier termination of office, each elected officer shall hold office for one year and until his successor shall have been elected and qualified.

     Section 3.04 Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the time of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 3.05 Removal. Any officer may be removed at any time, either with or without cause, by the vote of a majority of the Board of Directors.

     Section 3.06 Chairman of the Board. The Chairman of the Board shall preside at the meetings of the Board of Directors. The Chairman also shall perform such other duties as may be specified by the Board from time to time and as do not conflict with the duties of the President.

     Section 3.07 The President. The President shall be chief executive officer of the Corporation and shall have general supervision over the business and operations of the Corporation, subject, however, to the control of the Board of Directors. He shall sign, execute, and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts, and other instruments authorized by the Board, except in cases where the signing and execution thereof shall be delegated by the Board to some other officer or agent of the Corporation; and, in general, he shall perform all duties incident to the office of President, and such other duties as from time to time may be assigned to him by the Board.

     Section 3.08 Vice Presidents. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and such other duties as, from time to time, may be assigned to them by the Board, the Chairman, or the President.

     Section 3.09 The Secretary. The Secretary shall record all the votes of the stockholders and of the directors and the minutes of the meetings of the stockholders and of the directors in a book or books to be kept for that purpose; he shall see that notices of meetings of the stockholders and the Board are given and that all records and reports are properly kept and filed by the Corporation as required by law; he shall be the custodian of the seal of the Corporation and shall see that it is affixed to all documents to be executed on behalf of the Corporation under its seal, and, in general, he shall perform all duties incident to the office of Secretary, and such other duties as may from time to time be assigned to him by the Board of Directors, the Chairman or the President.

     Section 3.10 Assistant Secretaries. In the absence or disability of the Secretary or when so directed by the Secretary, any Assistant Secretary may perform all the duties of the Secretary, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the Chairman, the President, or the Secretary.

     Section 3.11 The Treasurer. The Treasurer shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of its funds and securities; he shall have full authority to receive and give receipts for all money due and payable to the Corporation, and to endorse checks, drafts, and warrants in its name and on its behalf and to give full discharge for the same; he shall deposit all funds of the Corporation, except such as may be required for current use, in such banks or other places of deposit as the Board of Directors may from time to time designate; and, in general, he shall perform all duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the Board of Directors, the Chairman or the President.

     Section 3.12 Assistant Treasurers. In the absence or disability of the Treasurer or when so directed by the Treasurer, any Assistant Treasurer may perform all the duties of the Treasurer, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the Chairman, the President or the Treasurer.

     Section 3.13 Compensation of Officers and Others. The compensation of all officers shall be determined by the Board of Directors, or any committee or officer authorized by the Board to do so. No officer shall be precluded from receiving such compensation by reason of the fact he is also a director of the Corporation.

     Additional compensation, determined as above provided, may be paid to any officers or employees for any year or years, based upon the success of the operations of the Corporation during such period.

     Section 4. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 4.01 Right to Indemnification. The Corporation shall indemnify, to the full extent provided by the Delaware General Corporation law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

     Section 4.02 Payment of Expenses in Advance. Expenses incurred in defending an action, suit or proceeding referred to in Section 4.01 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors, by the stockholders, or by a court, upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

     Section 4.03 Procedure. On the request of any person requesting indemnification under Section 4.01 or an advance under Section 4.02, the Board of Directors or a Committee thereof shall determine whether such indemnification or advance is permissible or such determination shall be made by independent legal counsel if the Board or committee so directs or if the Board or committee is not empowered by statute to make such determination.

     Section 4.04 Other Rights. The indemnification provided by these By-Laws shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, agreement, vote of stockholders or disinterested directors, or otherwise both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 4.05 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these By-Laws.

     Section 4.06 Indemnification of Fiduciaries under Employee Benefit Plans. For purposes only of Section 4.01 through 4.05 of these By-Laws, (a) each person who is or was a director, officer or employee of the corporation or any of its subsidiaries and is or was a "fiduciary" with regard to any "employee benefit plan" of the Corporation or any of its subsidiaries (as such terms are defined in Sections 3(21) and 3(3), respectively, of the Employee Retirement Income Security Act of 1974) shall be deemed, with respect to such service and status, to be an officer of the corporation serving as an officer of another enterprise at the request of the Corporation, (b) excise taxes assessed on such a person with respect to any employee benefit plan pursuant to said Act of Congress be deemed "fines", (c) action taken or committed by such a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation, and (d) the rights of such persons to indemnification by the Corporation will be governed by, and administered in accordance with, Sections 4.01 through 4.05 of these By-Laws.

     Section 5. STOCK CERTIFICATES; TRANSFERS

     Section 5.01 Stock Certificates. Every stockholder shall be entitled to a stock certificate or certificates in such form as the Board of Directors shall prescribe certifying the number of shares of capital stock of the Corporation owned by such stockholder. Stock certificates shall be signed by the Chairman, the President or Vice President and by the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer of the Corporation, but, to the extent permitted by law, such signatures may be facsimiles, engraved or printed.

     Section 5.02 Transfer of Stocks. Transfer of stock certificates and the shares represented thereby shall be made only upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for the shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer.

     Section 5.03 Fixing Date for Determination of Stockholders of Record. The Board of Directors may fix in advance a date, which shall not be more than sixty or less than ten days before the date of any meeting of stockholders, nor more that sixty days prior to any other action, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise the rights in respect of any change or conversion or exchange of capital stock, or to give any consent of stockholders for any purpose, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may, be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

     Section 5.04. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of stock to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

     Section 5.05 Transfer Agent and Registrar; Regulations. The corporation may, if and whenever the Board of Directors so determines, maintain, in the State of Delaware, or any other state of the United States, one or more transfer offices or agencies, each in charge of a Transfer Agent designated by the Board, where the stock of the Corporation shall be transferable. If the Corporation maintains one or more such transfer offices or agencies, it also may, if and whenever the Board of Directors so determines, maintain one or more registry offices each in charge of a Registrar designated by the Board, where such stock shall be registered. No certificates for stock of the Corporation in respect of which a Transfer Agent shall have been designated shall be valid unless countersigned by such Transfer Agent, and no certificates for stock of the Corporation in respect of which both a Transfer Agent and a Registrar shall have been designated shall be valid unless countersigned by such Transfer Agent and registered by such Registrar. To the extent permitted by law, such signatures may be facsimiles, engraved or printed. The Board may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates.

     Section 5.06 Lost, Destroyed and Mutilated Certificates. The Board of Directors, by standing resolution or by resolutions with respect to particular cases, may authorize the issuance of new stock certificates in lieu of stock certificates allegedly lost, destroyed or mutilated, upon such terms and conditions as the Board may direct.

     Section 6. AMENDMENTS

     Section 6.01 By Stockholders or Directors. Any or all of the provisions of these By-Laws, whether contractual in nature or merely regulatory of the internal affairs of the Corporation, may be amended or repealed, except as otherwise provided by law or by the Certificate of Incorporation: (a) by a majority vote of the total number of directors; (b) by vote of the stockholders entitled to cast at lease a majority of the votes which all stockholders are entitled to cast thereon, in either case at any regular meeting duly convened after notice of such purpose to the directors or stockholders, as the case may be; or (c) by the consent of the directors or stockholders, as the case may be, as and to the extent permitted by the Delaware General Corporation Law.